UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2021

Z-Work Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39960	85-3333982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Fifth Avenue 15th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (626) 867-7295

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant	ZWRKU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of Units	ZWRK	The Nasdaq Stock Market LLC
Redeemable Warrants, included as part of the Units	ZWRKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 16, 2021, Z-Work Acquisition Corp. (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock, par value $0.0001 per share (the “Class A common stock”), and warrants included in the Units commencing March 22, 2021. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant to purchase one share of Class A common stock. Any Units not separated will continue to trade on the Nasdaq Stock Market under the symbol “ZWRKU”. Any underlying Class A common stock and warrants that are separated will trade on the Nasdaq Stock Market under the symbols “ZWRKA” and “ZWRKW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Class A common stock and warrants.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated March 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z-WORK ACQUISITION CORP.

	By:	/s/ Doug Atkin
		Name:	Doug Atkin
		Title:	Executive Co-Chairman

Dated: March 16, 2021